Exhibit 2

AGREEMENT MADE AND ENTERED INTO AT MONTREAL, QUEBEC, THIS 30th DAY OF MAY 2001

BY AND BETWEEN:

                           DONINI, INC.
                           a New Jersey corporation, having an office at 4555 des Grandes Prairies Blvd., suite 30, St. Leonard, Quebec, herein represented by Mr. Peter Deros, its President and Chief Executive Officer, duly authorized as he so declares

                           (hereinafter referred to as "Donini")

AND:

                           TT BYRNE CAPITAL INVESTMENT INC.
                           Consultant, residing and domiciled at 466 Cote St-Antoine Road, Westmount, Quebec, H3Y 2J9

                           (hereinafter referred to as the "TT Byrne")


         WHEREAS Donini seeks to hire TT Byrne and TT Byrne wishes to assist Donini, it is hereby agreed:

         1. SERVICES: TT Byrne shall assist Donini with its capital needs, and further provide financial, marketing and management advice relating to Donini's anticipated expansion of operations including, but not limited to identification and investigation of potential acquisitions.

         2. TERM OF AGREEMENT: INITIAL TERM: The term of this Agreement shall commence on May 30, 2001 and shall terminate on February 28, 2002 unless otherwise extended or terminated as provided for under this Agreement.

         3.    COMPENSATION

         3.1 Option: In order to ensure that TT Byrne continues to endeavour toward the improvement, expansion and financial well-being of Donini, its wholly-owned subsidiary, Pizza Donini Inc., and such other subsidiaries or affiliates of Donini, whether existing or hereinafter acquired, Donini hereby grants to TT Byrne the irrevocable options (the "Options") to purchase as and from the respective Exercise Dates stipulated below 1,500,000 shares (hereinafter referred to as the "Optioned Shares") at the Option Prices, subject to the terms an conditions hereof as follows:

               Number of Shares     Exercise Date         Option Price
               ----------------     -------------         -------------
                   500,000          December 15, 2001     $.75 per share
                   500,000          June 15, 2002         $1.00 per share
                   500,000          December 15, 2002     $2.00 per share

         All options terminate three (3) years after the date the option is first exercisable (hereinafter referred to as the "Expiration Date").

         The Options may be exercised in whole or in part at any time and from time to time up to and including the Expiration Date. TT Byrne may exercise the Options by giving to Donini a notice expressing its desire to exercise the option (hereinafter referred to as an "Option Notice") accompanied by a cheque or bank draft representing the Option Price in respect of the Optioned Shares for which the Option is being exercised. No fractional Optioned Shares shall be issued upon any exercise of the Options and Donini shall satisfy such fractional interest by paying a cash adjustment by cheque payable to TT Byrne in U.S. dollars in an amount equal to the same fraction of the Option Price.

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

         3.2 Additional Compensation: With respect to TT Byrne's arranging any private equity funding for Donini, excluding bank loans or credit lines, which are dealt with in the succeeding paragraph, upon receipt of such funding, an amount equal to 7% of the funds raised shall to be paid TT Byrne, five (5) percentage points in cash and two (2) percentage points in Donini shares at a price equal to the fair market value of Donini as traded on the public market, i.e. the average of the high and low trading prices of the shares of Donini, Inc. on the day preceding closing. In the event that any funds raised by TT Byrne on behalf of Donini are received in funds other than U.S. Dollars, the currency conversion rate to be applied will be the average of the opening and closing rates for conversion of such other currency into U.S. Dollars on the day the funds were received by Donini, as published in the Wall Street Journal.

         With respect to any private debt financing obtained by TT Byrne and authorized by Donini during the course of this agreement, including bank loans and lines of credit, Donini will pay a commission to TT Byrne (or any other person designated by TT Byrne), upon receipt of financing as follows, such commission to be paid in cash, except if mutually agreed to otherwise on a case by case basis:

(a) For funds received less than $250,000, a commission equal to 5% shall be paid.

(b) For funds received in excess of $250,000 but less than $500,000, a commission equal to 4% shall be paid.

(c) For funds received in excess of $500,000 but less than $750,000, a commission equal to 3% shall be paid.

(d) For funds received in excess of $750,000 a commission equal to 2% shall be paid.

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

         In the event of any merger and/or acquisitions arranged by TT Byrne on Donini's behalf, Donini will pay to TT Byrne a fee equal to 5% of estimated fair market value of the merged companies or of the acquired company as the case may be, payment to be effected either in cash or in Donini shares or both, as determined by the parties on a case-by-case basis, at a price equal to the average of the high and low prices of Donini stock on the last trading day of Donini shares immediately prior to the merger or acquisition.

         Notwithstanding the compensation set forth in this Section 3.2, the parties hereby acknowledge that the commissions set forth above shall be the maximum commissions due and payable by Donini on any financing in which TT Byrne is involved and in the event a particular transaction obligates Donini to pay a commission to another Consultant, Investment Banker, or Finder other than TT Byrne, TT Byrne agrees to either share in that commission or to forego any commission, as the case may be.

         4. Amendments and Waivers No modification, variation, amendment or termination by mutual consent of this Agreement and no waiver of the performance of any of the responsibilities of any of the parties hereto shall be effected unless such action is taken in writing and is signed by all parties. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived. Optionee hereby waives all rights to any options heretofore granted to it, if any.

         5. Corporate Action Donini undertakes to ensure that all necessary corporate action will be taken to permit any or all of the Optioned Shares to be validly issued and recorded in Donini's books in the name of TT Byrne upon the exercise of the Option, in whole or in part, under the terms hereof.

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

         6. Reserve of Shares Donini shall at all times prior to the Expiration Date of each of the Option reserve and keep available such number of its Shares as will be sufficient to satisfy the requirements of this Agreement and provide TT Byrne piggy back registration rights.

         7. Severability Each of the covenants, provisions, Articles, Sections, subsections and other subdivisions hereof is severable from every other covenant, provision, Article, Section, subsection or subdivision and the invalidity or unenforceability of any one or more covenants, provisions, Articles, Sections, subsections or subdivisions of this Agreement shall not affect the validity or enforceability of the remaining covenants, provisions, Articles, Sections, subsections and subdivisions hereof.

         8. Notice Any notice or other written communication required or permitted hereunder shall be in writing and:

               (a) delivered personally to the party or, if the party is a corporation, an officer of the party to whom it is directed;

               (b) sent by registered mail, postage prepaid, return receipt requested (provided that such notice or other written communication shall not be forwarded by mail if on the date of mailing the party sending such communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, including the existence of an actual or imminent postal service disruption in the city from which such communication is to be mailed or in which the address of the recipient is found); or

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

               (c) except for the Option Notice, sent by facsimile,
                   confirmation of delivery requested.

         All such notices shall be addressed to the party to whom it is directed at the following addresses:

         If to TT Byrne:

         TT Byrne Capital Investments Inc.
         466 Cote St. Antoine
         Westmount, Quebec H3Y 2J9
         Attention: Mr. Terence C. Byrne

         If to Donini:

         4555 des Grandes Prairies Blvd
         Suite 30
         St. Leonard, Quebec, H1R 1A5
         Attention: Mr. Peter Deros
         Fax: no.: 514-327-0782

         Any party may at any time change its address hereunder by giving notice of such change of address to the other party or parties in the manner specified in this section. Any such notice or other written communication shall, if mailed, be effective five (5) days following the date it is posted to such party at such address (whether or not such delivery takes place), and if given by personal delivery, shall be effective on the day of actual delivery.

         9. Assignment This Agreement and the Options granted herein are personal to TT Byrne and may not be sold, assigned, transferred or given as security.

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

         10. Entire Agreement This Agreement constitutes and contains the entire and only agreement among the parties relating to the matters described herein and supersedes and cancels any and all previous agreements and understandings between all or any of the parties relative hereto including the Consulting Agreement between Pizza Donini, Inc. and TT Byrne dated February 14, 2000 and the Memorandum of Assignment of Consulting Agreement dated January 29, 2001 between Pizza Donini Inc., Donini (previously known as PRS Sub VI, Inc.) and TT Byrne. Any and all prior and contemporaneous negotiations, memoranda of understanding, and preliminary drafts and prior versions of this Agreement, whether signed or unsigned, between the parties leading up to the execution hereof shall not be used by any party to construe the terms or affect the validity of this Agreement. There are no representations, inducements, promises, understandings, conditions or warranties express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

         11. Application of Agreement This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors and successors save and except as provided herein.

         12. Subdivision or Consolidation of Shares If the Shares are changed by way of being classified or reclassified, subdivided, consolidated or converted into a different number or class of shares or otherwise, or if Donini merges, the Option Price and the type of security to be delivered to TT Byrne upon exercise of the Options in whole or in part shall be adjusted accordingly, in all cases so that TT Byrne shall receive the same number and type of securities as would have resulted from such change if the Options or the remaining part thereof had been exercised before the date of the change.

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

         13. Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the laws of the United States of America applicable therein.

         14. U.S. Dollars Unless otherwise provided herein, all monetary amounts herein are in currency of the United States of America.

         15. Execution This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.


AND THE PARTIES HAVE SIGNED AT THE PLACE AND ON THE DATE MENTIONED HEREIN.

         DONINI, INC.


         Per: /s/ PETER DEROS
              -------------------------
              Peter Deros
              duly authorized for these purposes



         TT BYRNE CAPITAL INVESTMENTS, INC.


         Per: /s/ TERENCE C. BYRNE
              -------------------------
              Terence  C. Byrne

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